Exhibit 10.27

CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Principal Amount: $475,000.00	Westminster, California
Purchase Price: $380,000.00	Issue Date: August 12, 2019
Instrument #: 33146-A	Original issue date: September 18, 2018

FOR VALUE RECEIVED, BIOLARGO, INC., a corporation organized under the laws of the state of Delaware (“Issuer”), promises to pay to the order of Vernal Bay Investments, LLC (hereafter, together with any subsequent holder hereof, called “Holder”), at its office, at “Holder’s Address” (as that term is defined below), or at such other place as Holder may direct, the “Principal Amount” noted above (the “Loan Amount”), payable August 12, 2020 (the “Maturity Date”). This convertible note is duly authorized issue of the Issuer, and amends and replaces instrument number 33146 (“Note”). The outstanding balance of this Note is convertible, pursuant to the terms set forth herein, at an initial conversion price of $0.17 per share (“Conversion Price”), as such price may be adjusted.

The Issuer agrees to pay interest on the unpaid principal amount of the Loan Amount from time to time outstanding hereunder at the following rates per year, compounded annually: (i) before the Maturity Date, whether by acceleration or otherwise, at the rate per annum equal to five percent (5%); (ii) upon an Event of Default (see Section 9 below), until paid, at a rate per annum equal to twelve percent (12%).

Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America, or in Common Stock of the Issuer, at the Holder’s option, as set forth below.

The Note is subject to the following additional provisions:

1.     Interest. Accrual of interest shall commence as of the Issue Date. Interest will be paid in cash, or, upon conversion of the Note, in that number of shares of Common Stock of the Issuer (the “Common Stock”) at a price per share equal to the Conversion Price. Unless otherwise agreed in writing by both parties hereto, the interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Issuer regarding registration and transfers of the Note (the “Note Register”), provided, however, that the Issuer’s obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in this Note and the Subscription Agreement that the original Holder executed at the time of making an investment in the Issuer.

2.     Withholdings. The Issuer shall be entitled to withhold from all payments of principal and/or interest of this Note any amounts required to be withheld under the applicable provisions of the Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

3.     Transfer. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Subscription Agreement. Prior to the due presentment for such transfer of this Note, the Issuer and any agent of the Issuer may treat the person in whose name this Note is duly registered in the Note Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Note is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Subscription Agreement.

4.      Conversion by Holder. The Holder may, at its option, at any time convert the principal amount of this Note or any portion thereof, and accrued interest, into such number of shares of fully paid and non-assessable Common Stock of the Issuer (“Conversion Shares”) as is obtained by dividing the amount so converted by the Conversion Price (as adjusted). The right to convert the Note may be exercised by the Holder by telecopying, emailing to ShareholderServices@BioLargo.com, mailing (via first class mail, postage prepaid) or personally delivering an executed and completed notice of conversion (the “Notice of Conversion”) to the Issuer. The business day on which a Notice of Voluntary Conversion is delivered in accordance with the provisions hereof shall be deemed the “Voluntary Conversion Date”. The Holder must return to Issuer the original Note. The Issuer shall cause the issuance of the Conversion Shares to an account in Holder’s name at Issuer’s transfer agent, or, upon Holder’s request, issue and deliver a paper certificate representing the Conversion Shares, within five business days after the later to occur of (i) the Voluntary Conversion Date or (ii) the business day on which the Issuer has received from the Holder the original Note being so converted. Accrued interest shall be due on the Voluntary Conversion Date and paid as set forth above in Paragraph 1.

5.     Adjustment. The number of Conversion Shares shall be adjusted as follows. If the Issuer shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of Conversion Shares in effect immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the number of Conversion Shares in effect immediately prior to such subdivision shall be proportionately decreased.

6.     Future Financings. So long as this Note is outstanding, upon (i) any issuance by the Issuer of any promissory note with a fixed conversion price lower than the Conversion Price, or (ii) the sale of its common stock in an equity offering for a price per share lower than the Conversion Price, then the Company shall notify the Holder of such issuance and the Conversion Price shall be reduced accordingly. For purpose of clarity, (i) the issuance of a note with a variable rate conversion price shall not adjust the Conversion Price, (ii) the issuance of stock pursuant to the conversion of a note with a variable rate conversion price shall not adjust the Conversion Price, and (iii) the issuance of stock or options to employees, officers, vendors, consultants, or other third parties in payment of amounts owed by Issuer to such person(s) shall not adjust the Conversion Price.

7.     Prepayment. At any time the Company shall have the option, upon 10 days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note and interest in cash, provided that (i) such amount must be paid in cash on the next business day following such 10 day notice period, and (ii) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full. Except as set forth in this Section the Company may not prepay this Note in whole or in part.

8.     Qualified Financing. Notwithstanding anything to the contrary herein, the Note (including all outstanding principal and accrued interest) will be immediately due and payable upon closing by the Issuer of any financing transaction in which the Issuer receives gross proceeds of at least $3,500,000 (a “Qualified Financing”). In such instance, the Issuer shall follow the provisions set forth in Section 7 (“Prepayment”) above.

9.     Events of Default. Each of the following occurrences is hereby defined as an “Event of Default”:

a.     Nonpayment. The Issuer shall fail to make any payment of principal, interest, or other amounts payable hereunder when and as due; or

b.     Dissolutions, etc. The Issuer or any subsidiary shall fail to comply with any provision concerning its existence or any prohibition against dissolution, liquidation, merger, consolidation or sale of assets; or

c.     Noncompliance with this Agreement. The Issuer shall fail to comply in any material respect with any provision hereof, which failure does not otherwise constitute an Event of Default, and such failure shall continue for ten (10) days after the occurrence of such failure; or

d.     Bankruptcy. Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against the Issuer or any of its subsidiaries, or the Issuer or any of its subsidiaries shall take any step toward, or to authorize, such a proceeding; or

e.     Insolvency. The Issuer shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business; or

f.     Public Trading. The common stock of the Company is suspended or delisted for trading on the Over the Counter OTCQB Venture Marketplace or NASDAQ; the Company shall become late or delinquent in its filing requirements as a fully- reporting issuer registered with the Securities & Exchange Commission, or the Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Investor or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

10.     Holder’s Election upon Default. Upon the occurrence of any Event of Default (without the need for any party to give any notice or take any other action), this Note (and all interest through such date) shall be immediately due and payable. It is agreed that in the event of such action, such Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. The parties acknowledge that a change in control of the Issuer shall not be deemed to be an Event of Default as set forth herein.

11.     Invalid or Unenforceable Provisions. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

12.     Voting Rights. This Note does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Issuer prior to the conversion into Common Stock thereof, except as provided by applicable law. If, however, at the time of the surrender of this Note and conversion the Holder hereof shall be entitled to convert this Note, the Conversion Shares so issued shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the Conversion Date.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed by an officer thereunto duly authorized.

BIOLARGO, INC. /s/Dennis P. Calvert By_________________________ Name: Dennis P. Calvert, President

NOTICE OF VOLUNTARY CONVERSION

BIOLARGO, INC.

(To be Executed by the Registered Holder)

The undersigned hereby irrevocably elects to convert $_______________ of the principal amount due on the Convertible Promissory Note – OID, instrument number 706-33223 (“Note”), plus outstanding interest due on the amount converted, into shares of Common Stock of BioLargo, Inc., according to the conditions set forth in the Note. Shares due shall be calculated based on the Conversion Price set forth in the Note.

The undersigned represents and warrants to BioLargo that, as of the date hereof, the undersigned is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Exchange Act of 1934, as amended.

Signature:                                            Date Signed: _____________________

FOR BIOLARGO USE ONLY

Date conversion notice received: _______________

Stock price on date received: _______________

Lowest VWAP over prior 25 trading days: _______________

Principal converted: $_______________

Accrued interest due at date of conversion: _______________

Total to be paid through conversion: _______________

Conversion price: _______________

Shares to issue: _______________